Exhibit 99.1

Red River Bancshares, Inc. Announces
Quarterly Cash Dividend

ALEXANDRIA, La., Nov. 19, 2020 (GLOBE NEWSWIRE) – Red River Bancshares, Inc. (Nasdaq: RRBI) (the “Company”) announced today that on November 19, 2020, its board of directors declared a quarterly cash dividend in an amount equal to $0.06 per share of common stock. The cash dividend is payable on December 17, 2020, to shareholders of record as of the close of business on December 7, 2020.

About Red River Bancshares, Inc.
The Company is the bank holding company for Red River Bank, a Louisiana state-chartered bank established in 1999 that provides a fully integrated suite of banking products and services tailored to the needs of commercial and retail customers. Red River Bank operates from a network of 25 banking centers throughout Louisiana and one combined loan and deposit production office in Lafayette, Louisiana. Banking centers are located in the following Louisiana markets: Central, which includes the Alexandria metropolitan statistical area ("MSA"); Northwest, which includes the Shreveport-Bossier City MSA; Capital, which includes the Baton Rouge MSA; Southwest, which includes the Lake Charles MSA; and the Northshore, which includes Covington.

Contact:
Julia Callis
Vice President, Corporate Counsel & Investor Relations Officer
318-561-4042
julia.callis@redriverbank.net

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